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                                                                    EXHIBIT 23.6

                                           CONSENT OF BEAR, STEARNS & CO. INC.

Bear, Stearns & Co. Inc. ("Bear Stearns") hereby consents to the inclusion in the Joint Proxy Statement/Prospectus, constituting a part of the Registration Statement on Form S-4, filed by Eclipse Surgical Technologies, Inc., of its opinion, dated October 21, 1998, and to the references made to Bear Stearns in the "Summary -- Opinions of PaineWebber and Bear Stearns," "Approval of the Merger and Related Transactions -- CardioGenesis' Additional Reasons For the Merger," "-- Material Contacts and Board Deliberations," and "-- Bear Stearns Opinion" sections of such Joint Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: February 8, 1999

                                          BEAR, STEARNS & CO. INC.

                                          By: /s/  COURT H. HOUSEWORTH
                                             -----------------------------------
                                              Court H. Houseworth